QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

EDISON MISSION ENERGY
LIST OF SUBSIDIARIES
As of September 7, 2007

Entity	Jurisdiction Of Organization
Aguila Energy Company	California
Anacapa Energy Company	California
Arrowhead Energy Company	California
Athens Funding, L.L.C	Delaware
Beheer-en Beleggingsmaatschappij Plogema B.V.	The Netherlands
Bendwind, LLC	Minnesota
Bisson Windfarm, LLC	Minnesota
Boeve Windfarm, LLC	Minnesota
Buffalo Bear, LLC	Oklahoma
Camino Energy Company	California
Caresale Services Limited	United Kingdom
Cartstensen Wind, LLC	Minnesota
CG Windfarm, LLC	Minnesota
Chester Energy Company	California
Chestnut Ridge Energy Company	California
Citizens Power Holdings One, LLC	Delaware
CL Power Sales Two, L.L.C.	Delaware
CL Power Sales Seven, L.L.C.	Delaware
CL Power Sales Eight, L.L.C.	Delaware
Clear View Acres Wind Farm, LLC	Iowa
CP Power Sales Nineteen, L.L.C.	Delaware
CP Power Sales Seventeen, L.L.C.	Delaware
CP Power Sales Twelve, L.L.C.	Delaware
CP Power Sales Twenty, L.L.C.	Delaware
Crown Energy L.P.	New Jersey
Cy-Hawk Wind Energy, LLC	Iowa
DeGreeff DP, LLC	Minnesota
DeGreeffPA, LLC	Minnesota
Del Mar Energy Company	California
Desert Sunrise Energy Company	Nevada
Doga Enerji Uretim Sanayi ve Ticaret L.S.	Turkey
Doga Isletme ve Bakim Ticaret L.S.	Turkey
Doga Isi Satis Hizmetleri ve Ticaret L.S.	Turkey
Eagle View Acres Wind Farm, LLC	Iowa
East Guymon Wind, LLC	Oklahoma
Edison First Power Holdings I	United Kingdom
Edison First Power Holdings II	United Kingdom
Edison First Power Limited	Guernsey
Edison Mission Carson Corp.	Delaware
Edison Mission Development, Inc.	Delaware
Edison Mission Energy Fuel	California
Edison Mission Energy Fuel Services, LLC	Delaware

Edison Mission Energy Funding Corp	Delaware
Edison Mission Energy Interface Ltd.	British Columbia
Edison Mission Energy Petroleum	California
Edison Mission Energy Services, Inc.	California
Edison Mission Finance Co.	California
Edison Mission Fuel Resources, Inc.	Delaware
Edison Mission Fuel Transportation, Inc.	Delaware
Edison Mission Holdings Co.	California
Edison Mission Marketing & Trading, Inc.	California
Edison Mission Midwest Holdings Co.	Delaware
Edison Mission Midwest, Inc.	Delaware
Edison Mission Operation & Maintenance, Inc.	California
Edison Mission Project Co.	Delaware
Edison Mission Wind, Inc.	Delaware
EHI Development Fund	California
Elk Lake Wind Farm, LLC	Iowa
EME Ascot Limited	United Kingdom
EME Atlantic Holdings Limited	United Kingdom
EME Buckingham Limited	United Kingdom
EME CP Holdings Co.	Delaware
EME Eastern Holdings Co.	Delaware
EME Finance UK Limited	United Kingdom
EME Homer City Generation L.P.	Pennsylvania
EME Investments, LLC	Delaware
EME Investments II, LLC	Delaware
EME Southwest Power Corporation	Delaware
EME UK International LLC	Delaware
EMP, Inc.	Oregon
Energy Generation Finance UK PLC	United Kingdom
Fey Windfarm, LLC	Minnesota
First Hydro Renewables Limited	United Kingdom
First Hydro Renewables Number 2 Limited	Wales
Forward WindPower LLC	Delaware
Global Power Investors, Inc.	California
Goat Wind, LP	Texas
Greenback Energy, LLC	Minnesota
Green Prairie Energy, LLC	Iowa
Greene Wind Energy, LLC	Iowa
Groenwind, LLC	Minnesota
Happy Whiteface Wind, LLC	Oklahoma
Hancock Generation LLC	Delaware
Hardin Wind Energy, LLC	Iowa
Highland Township Wind Farm, LLC	Iowa
Hillcrest Windfarm, LLC	Minnesota
Homer City Property Holdings, Inc.	California
Jeffers Wind 20, LLC	Delaware
K-Brink Windfarm, LLC	Minnesota
Lakeland Power Development Company Limited	United Kingdom
Lakeland Power Ltd.	United Kingdom

Lakota Ridge LLC	Delaware
Larswind, LLC	Minnesota
Lehigh River Energy Company	California
Lookout WindPower, LLC	Delaware
Lucky Wind, LLC	Minnesota
Madison Energy Company	California
Maine Mountain Power, LLC	Delaware
Maplekey Holdings Limited	United Kingdom
Maplekey UK Finance Limited	United Kingdom
Maplekey UK Limited	United Kingdom
MEC Esenyurt B.V.	The Netherlands
MEC San Pascual B.V.	The Netherlands
Midwest Finance Corp.	Delaware
Midwest Generation EME, LLC	Delaware
Midwest Generation, LLC	Delaware
Midwest Generation Energy Services, LLC	Delaware
Midwest Generation Procurement Services, LLC	Delaware
Midwest Peaker Holdings, Inc.	Delaware
Mission Bingham Lake Wind LLC	Minnesota
Mission Capital, L.P.	Delaware
Mission De Las Estrellas LLC	Delaware
Mission Del Cielo Inc.	Delaware
Mission Del Sol, LLC	Delaware
Mission/Eagle Energy Company	California
Mission Energy Construction Services, Inc.	California
Mission Energy Generation, Inc.	California
Mission Energy Holdings, Inc.	California
Mission Energy Holdings International, Inc.	Delaware
Mission Energy Singapore Pte Ltd	Singapore
Mission Energy Wales Company	California
Mission Energy Westside, Inc.	California
Mission Funding Zeta	California
Mission Iowa Wind Company	California
Mission Minnesota Wind LLC	Delaware
Mission Taylorville Energy Center LLC	Delaware
Mission Triple Cycle Systems Company	California
Mission Wind Maine, Inc.	Delaware
Mission Wind New Mexico, Inc.	Delaware
Mission Wind Oklahoma, Inc.	Delaware
Mission Wind PA One, Inc.	Delaware
Mission Wind PA Three, Inc.	Delaware
Mission Wind PA Two, Inc.	Delaware
Mission Wind Pennsylvania, Inc.	Delaware
Mission Wind Texas, Inc.	Delaware
Mission Wind Utah, LLC	Delaware
Mission Wind Wildorado, Inc.	Delaware
Mountain Wind Power LLC	Delaware
Mountain Wind Power II LLC	Delaware
Northern Lights Wind, LLC	Minnesota

North Shore Energy, L.P.	Delaware
Northville Energy Corporation	New York
Odin Wind Farm, LLC	Minnesota
Ortega Energy Company	California
OWF Eight, LLC	Minnesota
OWF Five, LLC	Minnesota
OWF Four, LLC	Minnesota
OWF One, LLC	Minnesota
OWF Seven, LLC	Minnesota
OWF Six, LLC	Minnesota
OWF Three, LLC	Minnesota
OWF Two, LLC	Minnesota
Palo Alto County Wind Farm, LLC	Iowa
Paradise Energy Company	California
Pego	United Kingdom
Pioneer Ridge, LLC	Delaware
Pleasant Valley Energy Company	California
Poverty Ridge Wind, LLC	Iowa
Power Blades Windfarm, LLC	Minnesota
Pride Hold Limited	United Kingdom
Rapidan Energy Company	California
Redbill Contracts Limited	United Kingdom
Reeves Bay Energy Company	California
Riverport Energy Company	California
San Gabriel Energy Company	California
San Joaquin Energy Company	California
San Juan Energy Company	California
San Juan Mesa Investments, LLC	Delaware
San Juan Mesa Wind Project, LLC	Delaware
Santa Clara Energy Company	California
Shaokatan Hills LLC	Delaware
Sierra Wind, LLC	Minnesota
Silverado Energy Company	California
Silver Lake Acres Wind Farm, LLC	Iowa
Sleeping Bear, LLC	Delaware
Southern Sierra Energy Company	California
Spanish Fork Wind Park 2, LLC	Utah
Stahl Wind Energy, LLC	Minnesota
Stoneycreek WindPower LLC	Delaware
Stony Hills Wind Farm, LLC	Minnesota
Storm Lake Power Partners I, LLC	Delaware
Sunrise View Wind Farm, LLC	Iowa
Sunset View Wind Farm, LLC	Iowa
Sutton Wind Energy, LLC	Iowa
TAIR Windfarm, LLC	Minnesota
Taloga Wind, LLC	Oklahoma
TG Windfarm, LLC	Minnesota
Thorofare Energy Company	California
Tofteland Windfarm, LLC	Minnesota

Tower of Power, LLC	Minnesota
Valle Del Sol Energy, LLC	Delaware
Viejo Energy Company	California
Virgin Lake Wind Farm, LLC	Iowa
Vista Energy Company	New Jersey
Wallula Energy Resource Company, LLC	Delaware
Walnut Creek Energy, LLC	Delaware
Western Sierra Energy Company	California
Westridge Windfarm, LLC	Minnesota
White Caps Windfarm, LLC	Minnesota
Whispering Wind Acres, LLC	Minnesota
Wildorado Wind, LP	Delaware
Windcurrent Farms, LLC	Minnesota
Wind Family Turbine, LLC	Iowa
Woodstock Hills LLC	Delaware
Zontos Wind, LLC	Iowa

QuickLinks

  Exhibit 21
EDISON MISSION ENERGY LIST OF SUBSIDIARIES As of September 7, 2007